AMENDED AND RESTATED BY-LAWS OF DENNY’S CORPORATION A Delaware Corporation (the “Corporation”) As of February 5, 2024

TABLE OF CONTENTS Page -i- ARTICLE I OFFICES ............................................................................................................. 1 SECTION 1. REGISTERED OFFICE ....................................................................... 1 SECTION 2. OTHER OFFICES ................................................................................ 1 ARTICLE II MEETING OF STOCKHOLDERS .................................................................... 1 SECTION 1. ANNUAL MEETINGS ......................................................................... 1 SECTION 2. NOMINATION OF DIRECTORS; ADVANCE NOTICE OF NOMINATIONS BY STOCKHOLDERS ........................................... 1 SECTION 3. BUSINESS AT ANNUAL MEETINGS; ADVANCE NOTICE OF STOCKHOLDER BUSINESS ....................................................... 9 SECTION 4. INSPECTOR OF ELECTION ............................................................ 15 SECTION 5. VOTING ............................................................................................. 15 SECTION 6. LIST OF STOCKHOLDERS .............................................................. 17 SECTION 7. QUORUM; ADJOURNMENT ........................................................... 17 SECTION 8. SPECIAL MEETINGS ....................................................................... 17 SECTION 9. NOTICE OF MEETINGS ................................................................... 19 SECTION 10. ACTION WITHOUT A MEETING ................................................... 19 SECTION 11. ORGANIZATION OF MEETINGS ................................................... 21 SECTION 12. CONDUCT OF MEETINGS .............................................................. 21 SECTION 13. POSTPONEMENT AND CANCELLATION OF MEETINGS ........ 21 SECTION 14. CERTAIN DEFINITIONS. ................................................................ 21 ARTICLE III DIRECTORS ..................................................................................................... 23 SECTION 1. NUMBER OF DIRECTORS .............................................................. 23 SECTION 2. TERMS OF OFFICE .......................................................................... 23 SECTION 3. RESIGNATIONS ................................................................................ 23 SECTION 4. VACANCIES ...................................................................................... 24 SECTION 5. REMOVAL ......................................................................................... 24 SECTION 6. INCREASE OR DECREASE OF MAXIMUM NUMBER OF DIRECTORS ...................................................................................... 24 SECTION 7. POWERS ............................................................................................ 24 SECTION 8. COMMITTEES ................................................................................... 24 SECTION 9. MEETINGS ........................................................................................ 25

TABLE OF CONTENTS (continued) Page -ii- SECTION 10. QUORUM ........................................................................................... 25 SECTION 11. COMPENSATION ............................................................................. 25 SECTION 12. ACTION WITHOUT MEETING ....................................................... 26 SECTION 13. RULES AND REGULATIONS ......................................................... 26 SECTION 14. ORGANIZATION .............................................................................. 26 ARTICLE IV OFFICERS ........................................................................................................ 26 SECTION 1. OFFICERS .......................................................................................... 26 SECTION 2. OTHER OFFICERS AND AGENTS ................................................. 26 SECTION 3. RESIGNATION .................................................................................. 27 SECTION 4. REMOVAL ......................................................................................... 27 SECTION 5. VACANCIES ...................................................................................... 27 SECTION 6. SURETY BONDS ............................................................................... 27 ARTICLE V MISCELLANEOUS .......................................................................................... 27 SECTION 1. CERTIFICATES OF STOCK ............................................................. 27 SECTION 2. LOST, STOLEN OR DESTROYED CERTIFICATES ..................... 28 SECTION 3. TRANSFER OF SHARES .................................................................. 28 SECTION 4. REGULATIONS, TRANSFER AGENTS AND REGISTRARS ...... 28 SECTION 5. STOCKHOLDERS RECORD DATE ................................................ 28 SECTION 6. STOCKHOLDERS RECORD OWNERSHIP .................................... 29 SECTION 7. DIVIDENDS AND RESERVES ........................................................ 29 SECTION 8. SEAL ................................................................................................... 29 SECTION 9. FISCAL YEAR ................................................................................... 29 SECTION 10. EXECUTION OF INSTRUMENTS ................................................... 29 SECTION 11. STOCK OF OTHER CORPORATIONS ........................................... 30 SECTION 12. NOTICE AND WAIVER OF NOTICE .............................................. 30 SECTION 13. BOOKS, ACCOUNTS AND OTHER RECORDS ............................ 30 SECTION 14. SUBJECT TO LAW AND THE CERTIFICATE OF INCORPORATION ............................................................................ 30 SECTION 15. SEVERABILITY ................................................................................ 30 ARTICLE VI INDEMNIFICATION ....................................................................................... 31

TABLE OF CONTENTS (continued) Page -iii- SECTION 1. INDEMNIFICATION FOR PROCEEDINGS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION ......................... 31 SECTION 2. INDEMNIFICATION FOR PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION .................................................... 31 SECTION 3. INDEMNIFICATION FOR EXPENSES OF SUCCESSFUL PARTY ................................................................................................ 32 SECTION 4. INDEMNIFICATION OF OTHERS .................................................. 32 SECTION 5. RIGHT TO ADVANCEMENT .......................................................... 32 SECTION 6. LIMITATIONS ON INDEMNIFICATION ....................................... 33 SECTION 7. PROCEDURE FOR INDEMNIFICATION; DETERMINATION ............................................................................ 34 SECTION 8. PROCEDURES FOR THE DETERMINATION OF WHETHER STANDARDS HAVE BEEN SATISFIED .................... 36 SECTION 9. NON-EXCLUSIVITY OF RIGHTS ................................................... 36 SECTION 10. CONTINUATION OF RIGHTS ......................................................... 36 SECTION 11. CONTRACT RIGHTS ........................................................................ 37 SECTION 12. SUBROGATION ................................................................................ 37 SECTION 13. NO DUPLICATION OF PAYMENTS .............................................. 37 SECTION 14. INSURANCE AND FUNDING. ........................................................ 37 SECTION 15. SEVERABILITY ................................................................................ 38 SECTION 16. NO IMPUTATION ............................................................................. 38 SECTION 17. RELIANCE ......................................................................................... 38 SECTION 18. NOTICES ............................................................................................ 38 SECTION 19. CERTAIN DEFINITIONS. ................................................................ 38 SECTION 20. INTENT OF ARTICLE ...................................................................... 40 ARTICLE VII AMENDMENTS ............................................................................................... 40 SECTION 1. AMENDMENTS BY STOCKHOLDERS ......................................... 40 SECTION 2. AMENDMENTS BY THE BOARD .................................................. 41 ARTICLE VIII FORUM ............................................................................................................. 41

ARTICLE I OFFICES REGISTERED OFFICE. The registered office of the Corporation in the State of Delaware shall be in the City of Wilmington. OTHER OFFICES. The Corporation may have other offices, either within or without the state of Delaware, at such place or places as the Board of Directors of the Corporation (the “Board”) may from time to time determine or as shall be necessary or appropriate for the business of the Corporation. ARTICLE II MEETING OF STOCKHOLDERS ANNUAL MEETINGS. Annual meetings of stockholders shall be held for the election of directors and the conduct of such other business that is properly brought before the meeting in accordance with the requirements of Section 2 or Section 3 of this Article II, as applicable, of these Amended and Restated By-Laws (these “By-laws”), the Corporation’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), the Delaware General Corporation Law, as amended (the “DGCL”), and other applicable law. The time, place and date (which date shall not be a legal holiday in the place where the meeting is to be held and if held over the Internet or other electronic technology, which date shall not be a federal holiday), within or without the State of Delaware as permitted under the DGCL, of the annual meeting shall be designated, from time to time, by (i) resolution of the Board adopted by a majority of the total number of authorized directors, whether or not there exist any vacancies in previously authorized directorships at the time such resolution is presented to the Board for adoption (the “Entire Board”), (ii) resolution of a duly authorized committee of the Board, or (iii) the Chairman of the Board, if delegated that authority by a resolution of the Board adopted by the affirmative vote of a majority of the Entire Board, and which shall be stated in the notice of the annual meeting or in a waiver of notice of such annual meeting. The Board may, in its sole discretion, determine that an annual meeting shall not be held at any place, but shall instead be held solely by means of the Internet or other electronic technology pursuant to which the stockholders shall have a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings substantially concurrently with their occurrence. The date and time of the annual meeting may subsequently be changed in the same manner as is required to fix the original date and time of the annual meeting. Any and all references hereafter in these By-laws to an annual meeting or annual meetings shall also be deemed to refer to any special meeting(s) called in lieu thereof. NOMINATION OF DIRECTORS; ADVANCE NOTICE OF NOMINATIONS BY STOCKHOLDERS. (a) Nominations of any person for election to the Board at an annual or special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting in accordance with Section 8 of these

2 By-laws) may be made at such meeting only (i) by or at the direction of the Board, including by any committee or persons duly authorized to do so by the Board or these By-laws (including, without limitation, by making reference to the nominees in the proxy statement delivered to the Corporation’s stockholders on behalf of the Board), or (ii) by a stockholder Present in Person at the meeting who (A) is a record owner of shares of the Corporation at the time of giving the notice provided for in this Section 2, (B) is a record owner of shares of the Corporation as of the record date for the determination of stockholders entitled to notice of and to vote at the meeting in question, (C) is a record owner of shares of the Corporation at the time of the meeting, (D) is entitled to vote for the election of directors at the meeting, and (E) complies with the requirements set forth in this Section 2 in all applicable respects. The foregoing clause (ii) shall be the exclusive means for a stockholder to propose any nomination of a person or persons for election to the Board at a stockholders’ meeting. (b) Without qualification, for a stockholder to propose a nomination of a person or persons for election to the Board at a stockholders’ meeting, the stockholder must (A) provide timely notice thereof in writing and in proper form to the Secretary of the Corporation containing the information with respect to such stockholder and its proposed candidates for nomination for election to the Board as required to be set forth by this Section 2 (collectively, the “Nominating Notice”), and (B) provide any updates or supplements to such Nominating Notice at the times and in the forms required by this Section 2. (c) For a Nominating Notice with respect to an annual meeting of stockholders to be timely, the Nominating Notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) calendar days nor more than ninety (90) calendar days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) calendar days prior to such anniversary date or delayed more than sixty (60) calendar days after such anniversary date, then to be timely such Nominating Notice must be received by the Corporation no later than the later of (i) seventy (70) calendar days prior to the date of the meeting or (ii) the tenth (10th) calendar day following the day on which public disclosure of the date of the meeting was first made by the Corporation, or if the Corporation did not hold an annual meeting in the preceding calendar year or a special meeting in lieu thereof, such Nominating Notice by the stockholder to be timely must be received by the Corporation not more than ninety (90) calendar days prior to such annual meeting and not later than the later of (i) sixty (60) calendar days prior to such annual meeting or (ii) the tenth (10th) calendar day following the day on which public disclosure of the date of the meeting was first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a Nominating Notice as described above. For purposes of these By-laws, “Nominating Notice Deadline” shall mean the last date for a stockholder to deliver a Nominating Notice with respect to an annual meeting of stockholders in accordance with the provisions of this Section 2(c) or, in the case of a special meeting of stockholders, the last date for a stockholder to deliver a Nominating Notice with respect to a special meeting of stockholders in accordance with the provisions of Section 2(d) of these By- laws. (d) If the election of directors is a matter specified in the notice of special meeting of stockholders given by or at the direction of the person calling such special meeting in

3 accordance with these By-laws, then for a Nominating Notice with respect to such special meeting to be timely, the Nominating Notice shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not less than sixty (60) calendar days nor more than ninety (90) calendar days prior to the date of the special meeting; provided, however, that in the event that less than seventy (70) calendar days’ notice or prior public disclosure of the date of the special meeting is given or made to stockholders by or at the direction of the Corporation, notice by the stockholder to be timely must be received by the Corporation no later than the tenth (10th) calendar day following the day on which public disclosure of the date of the special meeting was first made by the Corporation. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a Nominating Notice as described above. (e) Notwithstanding anything in this Section 2 to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting of stockholders (or special meeting called in lieu thereof) is increased and there is no public disclosure made by the Corporation naming all of the nominees for director or specifying the size of the increased Board at least seventy (70) calendar days prior to the one-year anniversary date of the immediately preceding year’s annual meeting of stockholders, a Nominating Notice with respect to an annual meeting of stockholders (or special meeting called in lieu thereof) shall also be considered timely, but only with respect to Stockholder Nominees proposed for nomination for any new directorship positions created by such increase, and only with respect to a stockholder who had, prior to such increase in the size of the Board, previously submitted to the Corporation in proper written form a Nominating Notice, in compliance with this Section 2 prior to the Nominating Notice Deadline, if it shall be delivered to, or mailed to and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) calendar day following the day on which such public disclosure is first made by the Corporation. (f) To be in proper written form, a Nominating Notice shall set forth: (1) the name and address, as they appear on the Corporation’s books, of the Nominating Stockholder and any Stockholder Associated Person; (2) all information as to the Nominating Stockholder, each person whom the Nominating Stockholder proposes to nominate for election or re-election as a director (each, a “Stockholder Nominee”), and each Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filing required to be filed by the Nominating Stockholder with the SEC in connection with a contested solicitation of proxies for the election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including the rules and regulations thereunder (the “Exchange Act”), including such person’s written consent to being named in the proxy statement of the Nominating Stockholder as a nominee of the Nominating Stockholder and to serving as a director of the Corporation if elected; (3) (i) the class or series and number of shares of capital stock of the Corporation which are owned, directly or indirectly, beneficially (within the meaning of Rule 13d- 3 under the Exchange Act) and/or of record, by the Nominating Stockholder or any Stockholder Associated Person, provided that such Nominating Stockholder or Stockholder Associated Person shall in all events be deemed to beneficially own any shares of any class or series of the

4 Corporation’s equity securities as to which such Nominating Stockholder or Stockholder Associated Person has a right to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately, only after the passage of time or only upon the satisfaction of certain conditions precedent, (ii) any derivative positions held or beneficially held by such Nominating Stockholder or any Stockholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other proxy, agreement, arrangement or understanding has been made or relationship exists, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or provide a right to vote or increase or decrease the voting power of, such Nominating Stockholder or any Stockholder Associated Person with respect to the Corporation’s securities, and (iii) a representation that such Nominating Stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to be Present in Person at the meeting to propose such nomination; (4) a reasonably detailed description of any agreement, arrangement or understanding, written or oral, or any direct or indirect relationship the Nominating Stockholder or any Stockholder Associated Person may have with any Stockholder Nominee, including but not limited to, those pursuant to which the nomination is proposed to be made, or with any other person or persons (naming such person or persons) with respect to such nomination; (5) a description in reasonable detail of any relationship (including any direct or indirect interest in any agreement, arrangement or understanding, whether written or oral and whether formal or informal) between the Nominating Stockholder or any Stockholder Associated Person and the Corporation or any director, officer, or other employee of the Corporation (naming such director, officer, or other employee); (6) a description in reasonable detail of any contacts and discussions between the Nominating Stockholder or any Stockholder Associated Person and any officer, director, or employee of the Corporation (naming such officer, director, or employee and listing the dates and describing the nature of such contacts and discussions); (7) a description in reasonable detail of any interest, direct or indirect, monetary or non-monetary, of the Nominating Stockholder or any Stockholder Associated Person in having any Stockholder Nominee elected to the Board, including any anticipated benefit therefrom to be received by the Nominating Stockholder or any Stockholder Associated Person; (8) a description in reasonable detail of any pending, or to the knowledge of the Nominating Stockholder or any Stockholder Associated Person, threatened legal proceeding in which any Nominating Stockholder or Stockholder Associated Person is a party or participant involving the Corporation or any officer, director, affiliate, associate, or employee of the Corporation; (9) as to each Stockholder Nominee, (A) all information that would be required to be set forth in a Nominating Notice pursuant to this Section 2 if such Stockholder Nominee was a Nominating Stockholder; (B) a list of all other publicly-traded companies, whether or not currently publicly-traded or currently in existence, where such Stockholder Nominee had been proposed as a candidate for election to a board of directors by the Nominating Stockholder;

5 (C) a description in reasonable detail of any and all agreements, arrangements and/or understandings (whether written or oral and formal or informal) between such Stockholder Nominee and any person or entity (naming such person or entity) in connection with such Stockholder Nominee’s service or action as a proposed candidate and, if elected, as a member of the Board; (D) to the extent that such Stockholder Nominee has been convicted of any past criminal offenses involving a felony, fraud, dishonesty or a breach of trust or duty, a description in reasonable detail of such offense and all legal proceedings relating thereto; (E) to the extent that such Stockholder Nominee has been determined by any governmental authority or self-regulatory organization to have violated any federal or state securities or commodities laws, including but not limited to, the Securities Act of 1933, as amended, the Exchange Act or the Commodity Exchange Act, a description in reasonable detail of such violation and all legal proceedings relating thereto; (F) to the extent that such Stockholder Nominee has ever been suspended or barred by any governmental authority or self-regulatory organization from engaging in any profession or participating in any industry, or has otherwise been subject to a disciplinary action by a governmental authority or self-regulatory organization that provides oversight over the Stockholder Nominee’s current or past profession or an industry that the Stockholder Nominee has participated in, a description in reasonable detail of such action and the reasons therefor; (G) a description in reasonable detail of any and all litigation, whether or not judicially resolved, settled or dismissed, relating to the Stockholder Nominee’s past or current service on the board of directors (or similar governing body) of any corporation, limited liability company, partnership, trust or any other entity where a legal complaint filed in any state or federal court located within the United States alleges that the proposed candidate committed any act constituting (1) a breach of fiduciary duties, (2) misconduct, (3) fraud, (4) breaches of confidentiality obligations, and/or (5) a breach of the entity’s code of conduct applicable to directors; and (H) the amount of any equity securities beneficially owned by such Stockholder Nominee in any company that is a direct competitor of the Corporation or its operating subsidiaries if such beneficial ownership by such nominee, when aggregated with that of all other Stockholder Nominees, the Nominating Stockholder and all Stockholder Associated Persons, is five percent (5%) or more of the class of equity securities of such company; (10) a reasonably detailed description of any agreement, arrangement or understanding, written or oral, or any direct or indirect relationship, with respect to the nomination proposed to be brought before the meeting by the Nominating Stockholder, between or among any Nominating Stockholder or any Stockholder Associated Person and any other person or entity (naming each such person or entity), including without limitation any agreements, arrangements and understandings that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D if a Schedule 13D relating to the Corporation was filed with the SEC by such Nominating Stockholder or Stockholder Associated Person pursuant to the Exchange Act (regardless of whether the requirement to file a Schedule 13D is applicable to such Nominating Stockholder or Stockholder Associated Person); (11) a description in reasonable detail of any plans or proposals of the Nominating Stockholder, any Stockholder Associated Person or any Stockholder Nominee relating to the Corporation that would be required to be disclosed by such Nominating Stockholder, Stockholder Associated Person or Stockholder Nominee pursuant to Item 4 of Schedule 13D if a Schedule 13D relating to the Corporation was filed with the SEC by such Nominating Stockholder, Stockholder Associated Person or Stockholder Nominee pursuant to the Exchange Act (regardless

6 of whether the requirement to file a Schedule 13D with the SEC is applicable to such Nominating Stockholder, Stockholder Associated Person or Stockholder Nominee) together with a description of any agreements, arrangements or understandings (whether written or oral and whether formal or informal) that relate to such plans or proposals and naming all the parties to any such agreements, arrangements or understandings; (12) a description in reasonable detail of all direct and indirect compensation, reimbursement, indemnification, benefits and other agreements, arrangements and understandings (written or oral and formal or informal and whether monetary or non-monetary) during the past three years, and any other relationships, between or among a Nominating Stockholder, a Stockholder Associated Person, if any, and a Stockholder Nominee, including all information that would be required to be disclosed pursuant to Items 403 and 404 promulgated under Regulation S-K (or any such successor rule) if such Nominating Stockholder or Stockholder Associated Person was the “registrant” for purposes of such Items and the Stockholder Nominee was a director or executive of such registrant; (13) each Stockholder Nominee’s written representation and agreement (in the form provided by the Secretary of the Corporation upon written request), (w) that such person is not a party to any agreement, arrangement or understanding (written or oral) with, and has not given any commitment or assurance (written or oral) to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been expressly disclosed in writing to the Corporation in the Nominating Notice or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law that has not been expressly disclosed in writing to the Corporation in the Nominating Notice, (x) that such person is not a party to any agreement, arrangement, or understanding (written or oral) with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a director that has not been expressly disclosed in writing to the Corporation in the Nominating Notice, (y) is not a party to any agreement, arrangement or understanding (written or oral) with any person or entity, that contemplates such person resigning as a member of the Board prior to the conclusion of the term of office to which such person was elected, and has not given any commitment or assurance (written or oral) to any person or entity that such person intends to, or if asked by such person or entity would, resign as a member of the Board prior to the end of the conclusion of the term of office to which such person was elected, except as expressly disclosed in writing to the Corporation in the Nominating Notice, and (z) that in the person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed code of ethics and/or business conduct, corporate governance, conflicts of interest, confidentiality, public disclosure, hedging and pledging policies relating to the Corporation’s securities, and stock ownership and stock trading policies and guidelines of the Corporation, and any other Corporation policies and guidelines applicable to Corporation directors; (14) a representation as to whether the Nominating Stockholder and/or the Stockholder Associated Person, if any, intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s

7 outstanding capital stock required to elect the Stockholder Nominee or otherwise to solicit proxies from stockholders in support of such nomination; and (15) each Stockholder Nominee’s irrevocable and executed letter of resignation as a director of the Corporation, effective upon such person’s failure to receive, in accordance with Article II, Section 5(c) of these By-laws, the required vote for re-election at the next meeting of stockholders at which such person would face re-election and upon acceptance of such resignation by the Board. (g) The Nominating Notice shall also be accompanied by a Stockholder Nominee’s written representation and agreement (in the form provided to the Stockholder Nominee by the Secretary of the Corporation) that such person will complete and execute a written nominee questionnaire, as may be provided from time to time by the Corporation, that relates to such Stockholder Nominee’s background, qualifications, independence and other information reasonably requested by the Corporation. (h) A Nominating Stockholder shall update and supplement its Nominating Notice as necessary, from time to time, so that the information provided or required to be provided in such notice pursuant to this Section 2 shall be true, correct and complete in all respects not only prior to the Nominating Notice Deadline but also at all times thereafter and prior to the meeting, and such update and supplement shall be received by the Secretary of the Corporation not later than the earlier of (A) five (5) business days following the occurrence of any event, development or occurrence that would cause the information provided in the Nominating Notice to be not true, correct and complete in all respects, or (B) ten (10) business days prior to the publicly disclosed date of the meeting at which such nominations contained therein are to be considered; provided, however, that should any such event, development or occurrence take place within ten (10) business days prior to such meeting, such update and supplement shall be received by the Secretary of the Corporation not later than one (1) business day following any such event, development or occurrence. For the avoidance of doubt, the updates required pursuant to this Section 2 do not cause a Nominating Notice that was not true, correct and complete in all respects and in compliance with this Section 2 when first delivered to the Corporation prior to the Nominating Notice Deadline to thereafter be in proper form in accordance with this Section 2. (i) Upon written request by the Secretary of the Corporation, the Board or any duly authorized committee thereof, any Nominating Stockholder who has submitted a Nominating Notice to the Corporation shall provide, within five (5) business days of delivery of such request (or such other period as may be specified in such request), written verification, in a form and manner, including, if requested, an executed and notarized affidavit, satisfactory in the reasonable discretion of the Board or any duly authorized committee thereof to demonstrate the accuracy of any information submitted by such stockholder in the Nominating Notice delivered pursuant to this Section 2. If a Nominating Stockholder fails to provide such written verification within such period and in the form requested, the information as to which written verification was requested shall be deemed not to have been provided in accordance with this Section 2. (j) No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2. The Presiding Officer (as hereinafter defined) shall, if the facts warrant, determine, in consultation with counsel (who may

8 be the Corporation’s internal counsel), and declare to the meeting that the proposed nomination was not made in accordance with the requirements set forth in these By-laws, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded. (k) Notwithstanding the foregoing provisions of this Section 2, the disclosures required by this Section 2 shall not include any disclosures with respect to the ordinary course of business activities of any broker, dealer, commercial bank, or trust company who is deemed a Nominating Stockholder or Stockholder Associated Person solely as a result of being the stockholder directed to prepare and submit a Nominating Notice required by these By-laws on behalf of a beneficial owner of the shares held of record by such broker, dealer, commercial bank, or trust company and who is not otherwise affiliated or associated with such beneficial owner. (l) Notwithstanding the foregoing provisions of this Section 2, a Nominating Stockholder shall also comply with any and all applicable requirements of the Exchange Act, the U.S. Securities and Exchange Commission (the “SEC”), the DGCL and other applicable law with respect to the matters set forth in this Section 2, any solicitation of proxies contemplated by the Nominating Stockholder in connection with its submission of a Nominating Notice to the Corporation, and any filings made with the SEC in connection therewith. (m) For a Nominating Notice to comply with the requirements of this Section 2, each of the requirements of this Section 2 shall be directly and expressly responded to and a Nominating Notice must clearly indicate and expressly reference which provisions of this Section 2 the information disclosed is intended to be responsive to. Any global cross-references shall be disregarded and information disclosed in the Nominating Notice in response to any provision of this Section 2 shall not be deemed responsive to any other provision hereof unless it is expressly cross-referenced to such other provision and it is clearly apparent how such information is responsive to such other provision. (n) For a Nominating Notice to comply with the requirements of this Section 2, it must set forth in writing directly within the body of the Nominating Notice, rather than being incorporated by reference from any pre-existing document or writing, including, but not limited to, any documents publicly filed with the SEC, all the information required to be included therein as set forth in this Section 2, and each of the requirements of this Section 2 shall be directly responded to in a manner that makes it clearly apparent how the information provided is specifically responsive to any requirements of this Section 2. (o) A Nominating Stockholder submitting the Nominating Notice, by its delivery to the Corporation, represents and warrants that all information contained therein, as of the Nominating Notice Deadline, is true, accurate and complete in all respects, contains no false or misleading statements and such Nominating Stockholder acknowledges that it intends for the Corporation and the Board to rely on such information as (i) being true, accurate and complete in all respects and (ii) not containing any false or misleading statements. If the information submitted pursuant to this Section 2 by such Nominating Stockholder shall not be true, correct and complete in all respects prior to the Nominating Notice Deadline, such information shall be deemed not to have been provided in accordance with this Section 2.

9 (p) Notwithstanding the foregoing provisions of this Section 2, unless otherwise required by applicable law, if the Nominating Stockholder is not Present in Person at the stockholders’ meeting to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. In addition, nominations proposed to be brought before a stockholders’ meeting by a Nominating Stockholder may not be brought before a meeting if such Nominating Stockholder takes action contrary to the representations made in the Nominating Notice applicable to such nominations or if (i) when submitted to the Corporation prior to the Nominating Notice Deadline, the Nominating Notice applicable to such nominations contained an untrue statement of a fact or omitted to state a fact necessary to make the statements therein not misleading, or (ii) after being submitted to the Corporation, the Nominating Notice applicable to such nominations was not updated or supplemented by the Nominating Stockholder in accordance with these By-laws to cause the information provided in the Nominating Notice to be true, correct and complete in all respects. (q) A Nominating Stockholder submitting a Nominating Notice pursuant to this Section 2, by its delivery to the Corporation, acknowledges that it understands that nothing contained therein shall be considered confidential or proprietary information and that neither the Corporation, the Board, nor any agents or representatives thereof shall be restricted, in any manner, from publicly disclosing or using any of the information contained in a Nominating Notice. (r) Nothing in this Section 2 shall be deemed to give any stockholder the right to have any nominations included in any proxy statement prepared by the Corporation. Notwithstanding any notice of the meeting, proxy statement or supplement thereto sent to stockholders on behalf of the Corporation, a stockholder must separately comply with this Section 2 to propose any nominations at any stockholders’ meeting, including delivering its own separate and timely Nominating Notice to the Secretary of the Corporation that complies in all respects with the requirements of this Section 2. BUSINESS AT ANNUAL MEETINGS; ADVANCE NOTICE OF STOCKHOLDER BUSINESS. (a) At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting in accordance with these By- laws, the Certificate of Incorporation, the DGCL and other applicable law. To be properly brought before an annual meeting, business must be (i) specified in a notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), (ii) if not specified in a notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), otherwise brought before the annual meeting by or at the direction of the Board, any duly authorized committee thereof, or the Chairman of the Board if delegated that authority by a resolution of the Board adopted by the affirmative vote of a majority of the Entire Board, or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation Present in Person at the meeting who (A) is a record owner of shares of the Corporation at the time of giving the notice provided for in this Section 3, (B) is a record owner of shares of the Corporation as of the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting, (C) is a record owner of shares of the Corporation at the time of the meeting, (D) is entitled to vote for the election

10 of directors at such meeting, and (E) complies with the requirements contained in this Section 3 in all applicable respects. (b) Except with respect to proposed nominations of persons for election to the Board, which must be made in compliance with the provisions of Article II, Section 2, of these By-laws and except for stockholder proposals submitted for inclusion in the Corporation’s proxy statement pursuant to, and in compliance with, Rule 14a-8 (and the interpretations thereunder) of the Exchange Act and which proposals are not excludable under Rule 14a-8 of the Exchange Act, whether pursuant to a no-action letter from the Staff of the SEC’s Division of Corporation Finance or a determination of a federal court of competent jurisdiction, and which are included in the notice of meeting given by or at the direction of the Board and the Corporation’s proxy statement pursuant to Rule 14a-8 of the Exchange Act, the foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of stockholders. (c) In addition to the other requirements set forth in this Section 3, for any proposal of business to be considered at an annual meeting of stockholders, it (i) must be a proper subject for action by stockholders of the Corporation under these By-laws, the Certificate of Incorporation, the DGCL and other applicable law, and (ii) must not relate to a matter that is expressly reserved for action by the Board under these By-laws, the Certificate of Incorporation, the DGCL or other applicable law. (d) For business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to this Section 3, the stockholder must provide (i) timely and proper notice thereof in writing to the Secretary of the Corporation (the “Proposal Notice”), and (ii) provide any updates or supplements to the Proposal Notice at the times and in the forms required by this Section 3. To be timely, a Proposal Notice shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not less than sixty (60) calendar days nor more than ninety (90) calendar days prior to the first anniversary of the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) calendar days prior to such anniversary date or delayed more than sixty (60) calendar days after such anniversary date, then to be timely the Proposal Notice must be delivered to, or mailed and received by, the Secretary of the Corporation no later than the later of (i) seventy (70) calendar days prior to the date of the meeting or (ii) the tenth (10th) calendar day following the day on which public disclosure of the date of the meeting was first made by the Corporation, or if the Corporation did not hold an annual meeting in the preceding calendar year or a special meeting in lieu thereof, such Proposal Notice by the stockholder to be timely must be received by the Corporation not more than ninety (90) calendar days prior to such annual meeting and not later than the later of (i) sixty (60) calendar days prior to such annual meeting or (ii) the tenth (10th) calendar day following the day on which public disclosure of the date of the meeting was first made by the Corporation. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a Proposal Notice as described above. For purposes of these By-laws, “Proposal Notice Deadline” shall mean the last date for a stockholder to deliver a Proposal Notice in accordance with the provisions of this Section 3(c). (e) To be in proper written form, the Proposal Notice must set forth:

11 (1) the name and address, as they appear on the Corporation’s books, of the stockholder proposing to bring business before the Corporation’s annual meeting of stockholders (each, a “Proponent”) and any Stockholder Associated Person; (2) (A) the class or series and number of shares of capital stock of the Corporation which are owned, directly or indirectly, beneficially (within the meaning of Rule 13d- 3 under the Exchange Act) and/or of record, by such Proponent or any Stockholder Associated Person, provided that such Proponent or Stockholder Associated Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation’s equity securities as to which such Proponent or Stockholder Associated Person has a right to acquire beneficial ownership at any time in the future, whether such right is exercisable immediately, only after the passage of time or only upon the satisfaction of certain conditions precedent, (B) any derivative positions held or beneficially held by the Proponent and any Stockholder Associated Person and whether and a description in reasonable detail of the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other proxy, agreement, arrangement or understanding has been made or relationship exists, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or provide a right to vote or increase or decrease the voting power of, such Proponent or any Stockholder Associated Person with respect to the Corporation’s securities, and (C) a representation that the Proponent is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to be Present in Person at the meeting to propose such business; (3) as to each matter the Proponent proposes to bring before the meeting, (A) a reasonably detailed description of the business desired to be brought before the meeting, (B) the text of the proposed business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these By-laws, the Certificate of Incorporation or any policy of the Corporation, the text of the proposed amendment), and (C) a reasonably detailed description of the reasons for conducting such business at the meeting; (4) a reasonably detailed description of any interest, direct or indirect, monetary or non-monetary, of the Proponent or any Stockholder Associated Person in the proposed business described in the Proposal Notice, including any anticipated benefit therefrom to be received by the Proponent or any Stockholder Associated Person; (5) a description in reasonable detail of any pending, or to the knowledge of the Proponent or any Stockholder Associated Person, threatened legal proceeding in which any Proponent or Stockholder Associated Person is a party or participant involving the Corporation or any officer, director, affiliate, associate, or employee of the Corporation; (6) a description in reasonable detail of any relationship (including any direct or indirect interest in any agreement, arrangement or understanding, whether written or oral and whether formal or informal) between the Proponent or any Stockholder Associated Person and the Corporation or any director, officer, affiliate, associate, or employee of the Corporation (naming such director, officer, affiliate, associate, or employee);

12 (7) a description in reasonable detail of any contacts and discussions between the Proponent or any Stockholder Associated Person and any officer, director, or employee of the Corporation (naming such officer, director, or employee and listing the dates and describing the nature of such contacts and discussions); (8) a reasonably detailed description of any relationship, agreement, arrangement or understanding, written or oral, direct or indirect, with respect to the business proposed to be brought before the annual meeting by the Proponent, between or among any Proponent or any Stockholder Associated Person and any other person or entity (naming each such person or entity), including without limitation any agreements, arrangements and understandings that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D if a Schedule 13D relating to the Corporation was filed with the SEC by such Proponent or Stockholder Associated Person pursuant to the Exchange Act (regardless of whether the requirement to file a Schedule 13D is applicable to such Proponent or Stockholder Associated Person); (9) a description in reasonable detail of any plans or proposals of the Proponent or any Stockholder Associated Person relating to the Corporation that would be required to be disclosed by such Proponent or Stockholder Associated Person pursuant to Item 4 of Schedule 13D if a Schedule 13D relating to the Corporation was filed with the SEC by such Proponent or Stockholder Associated Person pursuant to the Exchange Act (regardless of whether the requirement to file a Schedule 13D with the SEC is applicable to such Proponent or Stockholder Associated Person) together with a description of any agreements, arrangements or understandings (whether written or oral and whether formal or informal) that relate to such plans or proposals and naming all the parties to any such agreements, arrangements or understandings; (10) all other information relating to (A) the proposed business described in the Proposal Notice, (B) the Proponent, or (C) any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filing required to be filed with the SEC in connection with a contested solicitation of proxies in which the Proponent or any Stockholder Associated Persons are participants in a solicitation subject to Section 14 of the Exchange Act; and (11) a representation whether the Proponent or any Stockholder Associated Person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to approve or adopt the proposed business or otherwise to solicit proxies from stockholders in support of such proposed business. (f) A Proponent shall update and supplement its Proposal Notice as necessary, from time to time, so that the information provided or required to be provided in such Proposal Notice pursuant to this Section 3 shall be true, correct and complete in all respects not only prior to the Proposal Notice Deadline but also at all times thereafter and prior to the meeting, and such update and supplement shall be received by the Secretary of the Corporation not later than the earlier of (A) five (5) business days following the occurrence of any event, development or occurrence that would cause the information provided in the Proposal Notice to be not true, correct and complete in all respects, or (B) ten (10) business days prior to the publicly disclosed date of the meeting at which such proposed business contained therein are to be considered; provided, however, that should any such event, development or occurrence take place within ten (10)

13 business days prior to such meeting, such update and supplement shall be received by the Secretary of the Corporation not later than one (1) business day following any such event, development or occurrence. For the avoidance of doubt, the updates required pursuant to this Section 3 do not cause a Proposal Notice that was not true, correct and complete in all respects and in compliance with this Section 3 when first delivered to the Corporation prior to the Proposal Notice Deadline to thereafter be in proper form in accordance with this Section 3. (g) Upon written request by the Secretary of the Corporation, the Board or any duly authorized committee thereof, any Proponent who has submitted a Proposal Notice to the Corporation shall provide, within five (5) business days of delivery of such request (or such other period as may be specified in such request), written verification, in a form and manner, including, if requested, an executed and notarized affidavit, satisfactory in the reasonable discretion of the Board or any duly authorized committee thereof to demonstrate the accuracy of any information submitted by such Proponent in the Proposal Notice delivered pursuant to this Section 3. If a Proponent fails to provide such written verification within such period and in the form requested, the information as to which written verification was requested shall be deemed not to have been provided in accordance with this Section 3. (h) Notwithstanding anything in the By-laws to the contrary, no business (other than the election of directors, which shall be governed by Section 2 of these By-laws) shall be conducted at any annual stockholders’ meeting except in accordance with the requirements set forth in this Section 3. The Presiding Officer shall, if the facts warrant, determine, in consultation with counsel (who may be the Corporation’s internal counsel), and declare to the meeting that business was not properly brought before the meeting in accordance with the requirements set forth in these By-laws, and if he or she should so determine, he or she shall so declare to the meeting and any such proposed business not properly brought before the meeting shall not be transacted. (i) Notwithstanding the foregoing provisions of this Section 3, the disclosures required by this Section 3 shall not include any disclosures with respect to the ordinary course of business activities of any broker, dealer, commercial bank, or trust company who is deemed a Proponent or Stockholder Associated Person solely as a result of being the stockholder directed to prepare and submit a Proposal Notice required by these By-laws on behalf of a beneficial owner of the shares held of record by such broker, dealer, commercial bank, or trust company and who is not otherwise affiliated or associated with such beneficial owner. (j) Notwithstanding the foregoing provisions of this Section 3, a Proponent shall also comply with any and all applicable requirements of the Exchange Act, the SEC, the DGCL and other applicable law with respect to the matters set forth in this Section 3, any solicitation of proxies contemplated by the Proponent in connection with its submission of a Proposal Notice to the Corporation, and any filings made with the SEC in connection therewith. (k) Nothing in these By-laws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to, and subject to the limitations and requirements of, Rule 14a-8 under the Exchange Act and the SEC’s and the SEC Staff’s interpretations, guidance and no-action letter determinations relating thereto.

14 (l) For a Proposal Notice to comply with the requirements of this Section 3, each of the requirements of this Section 3 shall be directly and expressly responded to and a Proposal Notice must clearly indicate and expressly reference which provisions of this Section 3 the information disclosed is intended to be responsive to. Any global cross-references shall be disregarded and information disclosed in the Proposal Notice in response to any provision of this Section 3 shall not be deemed responsive to any other provision hereof unless it is expressly cross- referenced to such other provision and it is clearly apparent how such information is responsive to such other provision. (m) For a Proposal Notice to comply with the requirements of this Section 3, it must set forth in writing directly within the body of the Proposal Notice, rather than being incorporated by reference from any pre-existing document or writing, including, but not limited to, any documents publicly filed with the SEC, all the information required to be included therein as set forth in this Section 3, and each of the requirements of this Section 3 shall be directly responded to in a manner that makes it clearly apparent how the information provided is specifically responsive to any requirements of this Section 3. (n) A Proponent submitting the Proposal Notice, by its delivery to the Corporation, represents and warrants that all information contained therein, as of the Proposal Notice Deadline, is true, accurate and complete in all respects, contains no false or misleading statements and such Proponent acknowledges that it intends for the Corporation and the Board to rely on such information as (i) being true, accurate and complete in all respects and (ii) not containing any false or misleading statements. If the information submitted pursuant to this Section 3 by such Proponent shall not be true, correct and complete in all respects prior to the Proposal Notice Deadline, such information shall be deemed not to have been provided in accordance with this Section 3. (o) Notwithstanding the foregoing provisions of this Section 3, unless otherwise required by applicable law, if the Proponent is not Present in Person at the annual meeting of stockholders to present the proposed business, such proposed business shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. In addition, business proposed to be brought before an annual meeting by a Proponent may not be brought before an annual meeting if such Proponent takes action contrary to the representations made in the Proposal Notice applicable to such business or if (i) when submitted to the Corporation prior to the Proposal Notice Deadline, the Proposal Notice applicable to such business contained an untrue statement of a fact or omitted to state a fact necessary to make the statements therein not misleading, or (ii) after being submitted to the Corporation, the Proposal Notice applicable to such business was not updated or supplemented by the Proponent in accordance with these By-laws to cause the information provided in the Proposal Notice to be true, correct and complete in all respects. (p) A Proponent submitting a Proposal Notice pursuant to this Section 3, by its delivery to the Corporation, acknowledges that it understands that nothing contained therein shall be considered confidential or proprietary information and that neither the Corporation, the Board, nor any agents or representatives thereof shall be restricted, in any manner, from publicly disclosing or using any of the information contained in a Proposal Notice.

15 (q) Nothing in this Section 3 shall be deemed to give any stockholder the right to have any proposal included in any proxy statement prepared by the Corporation, and, to the extent any such right exists under the Exchange Act or other applicable law or governmental regulation, such right shall be limited to the right expressly provided under such applicable law or governmental regulation. Notwithstanding any notice of the meeting or proxy statement sent to stockholders on behalf of the Corporation, a stockholder must separately comply with this Section 3 to propose business at any annual meeting. If a stockholder’s proposed business is the same or relates to business brought by the Corporation and included in the Corporation’s meeting notice, proxy statement or any supplement thereto, such stockholder is nevertheless still required to comply with this Section 3 and deliver its own separate and timely Proposal Notice to the Secretary of the Corporation that complies in all respects with the requirements of this Section 3. (r) This Section 3 shall not be applicable, in any respect, to the nomination of persons for election to the Board at any meeting of stockholders, which shall be governed instead by the provisions contained in Article II, Section 2, of these By-laws. INSPECTOR OF ELECTION. At each meeting of stockholders at which an election of directors is to be held, the Presiding Officer may, but shall not be required to, appoint one person, who need not be a stockholder, to act as inspector of election at such meeting. The inspector so appointed, before entering on the discharge of his or her duties, shall take and subscribe to an oath or affirmation to faithfully execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability, and thereupon the inspector shall take charge of the polls and after the balloting shall canvas the votes and make a certificate of the results of the vote taken. The inspector shall perform such duties as shall be required by applicable law or specified by the Presiding Officer. No director or candidate for the office of director shall be appointed inspector. VOTING. (a) At each meeting of the stockholders, each stockholder entitled to vote at such meeting in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these By-laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three (3) years from its date unless such proxy provides for a longer period. A stockholder may authorize another person to act for such stockholder as proxy by either written authorization, by electronic transmission or by other means permitted under the DGCL provided that any electronic transmission is set forth or submitted in a way that it may be determined that such transmission was authorized by the stockholder. (b) Unless a greater number of affirmative votes is required by the Certificate of Incorporation, these By-laws, the rules or regulations of any stock exchange applicable to the Corporation, the DGCL or other law or regulation applicable to the Corporation, if a quorum exists at any meeting of stockholders, stockholders shall have approved any matter, other than the election of directors, by majority vote (i.e., if the votes cast by stockholders present in person or represented by proxy at the meeting and entitled to vote thereat in favor of such matter exceed the votes cast by such stockholders against such matter).

16 (c) Except as provided in Article III, Section 4, of these By-laws, a nominee for director shall be elected to the Board by the vote of the majority of the votes cast by stockholders with respect to that director’s election at any meeting of stockholders for the election of directors at which a quorum is present (i.e., if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election). For purposes of this Section 5(c), abstentions and broker non-votes shall not be deemed votes cast either “for” or “against” that director’s election. Notwithstanding the foregoing, directors shall be elected by a plurality of the votes cast (and not by majority vote) at any meeting of stockholders where the election of directors is a Contested Election (as hereinafter defined). For purposes of these By-laws, an election of directors shall be considered a “Contested Election” if the number of nominees standing for election at any meeting of stockholders exceeds the number of directors to be elected, with the determination that an election is “contested” to be made by the Secretary of the Corporation, based on whether one or more Nominating Notices, purporting to be in compliance with Article II, Section 2, of these By- laws, were received by the Secretary of the Corporation (provided that the determination that an election is a “Contested Election” shall not prejudice the ability of the Corporation to challenge whether a Nominating Notice has been submitted in accordance with these By-laws), and (ii) such Nominating Notice or Nominating Notices have not been withdrawn on or prior to the tenth (10th) calendar day preceding the date the Corporation files with the SEC its initial definitive proxy statement relating to such meeting of stockholders such that the number of candidates for election as director no longer exceeds the number of directors to be elected at such meeting (regardless of whether or not such proxy statement is thereafter revised or supplemented). If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee. (d) Each person who is nominated to stand for election as director, whether such nomination is proposed by the Corporation or a stockholder, shall, as a condition to such nomination, tender an irrevocable and executed letter of resignation in advance of the meeting for the election of directors. If a nominee for director is not elected and the nominee is an incumbent director, the Board’s Nominating and Corporate Governance Committee (the “Nominating and Corporate Governance Committee”) will make a recommendation to the Board as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board will act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and make public disclosure of its decision regarding the tendered resignation and the rationale behind the decision within ninety (90) calendar days from the date of the certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation and the Board in making its decision may each consider any factors or other information that they consider appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board with respect to his or her tender of resignation, but may participate in the recommendation or the decision regarding another director’s tender of resignation. (e) If a director’s resignation is accepted by the Board pursuant to this By-law, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board may fill the resulting vacancy pursuant to the provisions of Article III, Section 4, of these By-laws, or may decrease the size of the Board pursuant to the provisions of Article III, Section 1, of these By-laws and the Certificate of Incorporation.

17 LIST OF STOCKHOLDERS. A complete list of the stockholders entitled to vote at each meeting of stockholders, arranged in alphabetical order, specifying the address of and the number of shares registered in the name of each stockholder shall be kept available as required by the DGCL, shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) calendar days prior to the meeting, either at the principal place of business of the Corporation during ordinary business hours or on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting. The list shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Except as otherwise provided by applicable law, the stock ledger shall be the sole evidence of the identity of the stockholders entitled to examine the stock ledger, the list required by this Section 6 or to vote in person or by proxy at any meeting of the stockholders and the number of shares held by each stockholder. QUORUM; ADJOURNMENT. At all meetings of the stockholders, except as otherwise required by applicable law, by the Certificate of Incorporation or by these By- laws, the presence, in person or by proxy, of stockholders of record holding shares constituting a majority of the voting power of all the shares of stock of the Corporation issued, outstanding and entitled to vote generally in the election of directors shall constitute a quorum for the transaction of business. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until the adjournment of the meeting, notwithstanding the withdrawal of any stockholder. In case a quorum shall not be present at any meeting, the holders of record of a majority of the shares of stock entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but, unless a new record date is fixed in accordance with the DGCL and these By-laws, only those stockholders entitled to vote at the meeting as originally called shall be entitled to vote at any adjournment or adjournments thereof. If the adjournment is for more than thirty (30) calendar days after the date for which the meeting was originally noticed, or, if after the adjournment, the Board, by resolution of the Board approved by the affirmative vote of a majority of the Entire Board, fixes a new record date for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting in accordance with the requirements of the DGCL and these By-laws. SPECIAL MEETINGS.

18 (a) Special meetings of the stockholders for any purpose or purposes may be called by (i) the Chairman of the Board, if delegated that authority by a resolution of the Board adopted by the affirmative vote of a majority of the Entire Board, (ii) the Chief Executive Officer, if delegated that authority by a resolution of the Board adopted by the affirmative vote of a majority of the Entire Board, or (iii) the Board by resolution of the Board duly adopted by the affirmative vote of a majority of the Entire Board and not by any other person or persons. (b) (i) Special meetings of the stockholders of the Corporation shall be called by the Board upon written request to the Secretary of the Corporation of one or more stockholders, including a written request made by a stockholder on behalf of one or more beneficial owners, owning in the aggregate not less than twenty-five percent (25%) of the outstanding shares of the Corporation entitled to vote on the matter or matters to be brought before the proposed special meeting who comply with the notice procedures set forth in this Section 8(b) with respect to any matter that is a proper subject for the special meeting pursuant to this Section 8(b). A request to the Secretary of the Corporation shall be signed by each stockholder, or a duly authorized agent of such stockholder, requesting the special meeting and shall be accompanied by a notice setting forth the information required by Section 3(e) of this Article II as to the business proposed to be conducted (or Section 2(f) in the case of any nominations proposed to be presented) at such special meeting and as to the stockholder(s) proposing such business or nominations (including any beneficial owner(s) on whose behalf the request is made), and by a representation by the stockholder(s) that within five (5) business days after the record date for any such special meeting it will provide such information as of the record date for such special meeting. (ii) The date of any special meeting requested by stockholders shall not be more than ninety calendar (90) days after the request to call the special meeting is received by the Secretary of the Corporation. Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if (a) the Board has called or calls for an annual meeting of stockholders to be held within ninety (90) calendar days after the Secretary of the Corporation receives the request for the special meeting and the Board determines in good faith that the business of such annual meeting includes (among any other matters properly brought before the annual meeting) the business specified in the request, (b) an annual or special meeting that included the business specified in the request (as determined in good faith by the Board) was held not more than ninety (90) days before the request to call the special meeting was received by the Secretary of the Corporation or (c) the special meeting request does not comply with the requirements of this Section 8(b). A stockholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary of the Corporation, and if, following such revocation, there are unrevoked requests from stockholders holding in the aggregate less than the requisite number of shares entitling the stockholders to request the calling of a special meeting, the Board, in its discretion, may cancel the special meeting. Business transacted at a special meeting requested by stockholders shall be limited to the purpose(s) stated in the request for meeting, provided, however, that the Board shall have the authority in its discretion to submit additional matters to the stockholders, and to cause other business to be transacted, at any special meeting requested by stockholders

19 (c) Only such business shall be conducted at a special meeting of stockholders as shall have been specifically brought before the meeting pursuant to the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the person authorized to call the special meeting in accordance with these By-laws. The chair of the meeting shall have the power and duty to determine whether a nomination or any other business brought before a special meeting was made in accordance with the procedures set forth in this Section 8, and, if any nomination or other business is not in compliance with this section (including if the stockholder does not provide the information that it represents it will provide under this section to the Corporation within five (5) business days following the record date for the meeting), to declare that such defective nomination or proposal shall be disregarded, notwithstanding that proxies and votes in respect of such matters may have been received. (d) The provisions of this Section 8 of Article II do not supersede the provisions of Sections 2 and 3 of Article II. (e) Special meetings of stockholders may be held at such date, time and place, within or without the State of Delaware, or by means of remote communication as permitted under the DGCL, as may be fixed by resolution of the Board duly adopted by the affirmative vote of a majority of the Entire Board and shall be stated in the notice of meeting (or any supplement thereto) given by or at the direction of the person authorized to call the special meeting in accordance with this Section 8. In fixing a date, time and place, if any, for any special meeting of stockholders, the Board may consider such factors as it deems relevant, including without limitation, the nature of the matters to be considered, the facts and circumstances related to any request for a meeting and any plan of the Board to call an annual meeting or special meeting. NOTICE OF MEETINGS. Notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered by any manner permitted by law to each stockholder of record entitled to vote thereat at the address appearing on the record books of the Corporation, not less than ten (10) nor more than sixty (60) calendar days before the date of the meeting. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by applicable law. ACTION WITHOUT A MEETING. (a) Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed

20 by a sufficient number of stockholders to take the action were delivered to the Corporation in accordance with Section 228 of the DGCL. Such written consent shall be filed in the minute book of the Corporation. (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board, by resolution of the Board approved by the affirmative vote of a majority of the Entire Board, may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten (10) calendar days after the date upon which the resolution fixing the record date is adopted by the Board. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary of the Corporation, request the Board to fix a record date. The Board shall promptly, but in all events within ten (10) calendar days after the date on which such a request is received, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board pursuant to the first sentence of this Section 10(b)). If no record date has been fixed by the Board pursuant to the first sentence of this Section 10(b) or otherwise within ten (10) calendar days after the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by applicable law, shall be the first date after the expiration of such ten (10) calendar day time period on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded, to the attention of the Secretary of the Corporation. Delivery shall be by hand, by courier service, or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board pursuant to the first sentence of this Section 10(b), the record date for determining stockholders entitled to consent to corporate action in writing without a meeting if prior action by the Board is required by applicable law shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action. (c) In the event of the delivery, in the manner provided by this Section 10 and Section 228 of the DGCL, to the Corporation of written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage independent inspectors of elections for the purpose of performing promptly a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent and without a meeting shall be effective until such inspectors have completed their review, determined that the requisite number of valid and unrevoked consents delivered to the Corporation in accordance with this Section 10 and Section 228 of the DGCL have been obtained to authorize or take the action specified in the consents, and certified such determination for entry in the records of the Corporation kept for the purpose of recording the proceedings of meetings of stockholders. Nothing contained in this Section 10(c) shall in any way be construed to suggest or imply that the Board or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

21 ORGANIZATION OF MEETINGS. At every meeting of the stockholders, the Chairman of the Board, if there is such an officer, or if not, such person who is designated from time to time by the Board by a resolution of the Board adopted by the affirmative vote of a majority of the Entire Board, shall act as chairman of the meeting and the presiding officer thereof (the “Presiding Officer”) and shall call all meetings to order. The Secretary of the Corporation shall act as secretary of all meetings of the stockholders, and in the absence of the Secretary at a meeting of stockholders; an Assistant Secretary, if any, shall act as secretary of such meeting of the stockholders; and in the absence of the Secretary or any Assistant Secretary, the Presiding Officer may appoint any person to act as secretary of the meeting. CONDUCT OF MEETINGS. To the maximum extent permitted by applicable law, the Board shall be entitled to adopt, or in the absence of the Board doing so, the Presiding Officer shall be entitled to prescribe, such rules, regulations or procedures for the conduct of meetings of stockholders as it, he or she shall deem appropriate. Such rules, regulations and procedures that the Board or the Presiding Officer may adopt include, without limitation: (1) establishing an agenda for the meeting and the order for the consideration of the items of business on such agenda, (2) restricting admission to the time set for the commencement of the meeting, (3) limiting attendance at the meeting to stockholders of record of the Corporation entitled to vote at the meeting, their duly authorized proxies or other such persons as the Presiding Officer may determine, (4) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies or other such persons as the Presiding Officer may determine to recognize and, as a condition to recognizing any such participant, requiring such participant to provide the Presiding Officer with evidence of his or her name and affiliation, whether he or she is a stockholder or a proxy for a stockholder, and the class and series and number of shares of each class and series of capital stock of the Corporation which are owned beneficially and/or of record by such stockholder, (5) limiting the time allotted to questions or comments by participants, (6) taking such actions as are necessary or appropriate to maintain order, decorum, safety and security at the meeting, (7) removing any stockholder who refuses to comply with meeting procedures, rules or guidelines as established by the Presiding Officer, (8) complying with any state and local laws and regulations concerning safety and security, (9) restricting use of audio or video recording devices at the meeting, and (10) taking such other action as, in the discretion of the Presiding Officer, is deemed necessary, appropriate or convenient for the proper conduct of the meeting. Unless and to the extent determined by the Board or the Presiding Officer, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure. The Presiding Officer shall also rule on the precedence of, and procedure on, motions and other procedural matters. POSTPONEMENT AND CANCELLATION OF MEETINGS. Any previously scheduled annual or special meeting of the stockholders may be postponed or otherwise rescheduled, and any previously scheduled annual or special meeting of the stockholders called by the Board may be canceled, by resolution of the Board upon public notice given prior to the time previously scheduled for such meeting of stockholders. CERTAIN DEFINITIONS. (a) A person shall be deemed to be “Acting in Concert” with another person if such person knowingly acts (whether or not pursuant to an express agreement, arrangement or

22 understanding) in concert with, or towards a common goal relating to the leadership, management, governance, board composition, governance, strategic direction, value enhancement plans, or control of the Corporation in parallel with, such other person where (A) each person is conscious of the other person’s conduct or intent and this awareness is an element in their decision-making processes and (B) at least two additional factors suggest that such persons knowingly intend to act in concert or in parallel towards a common goal relating to the management, governance or control of the Corporation, which such additional factors may include, without limitation, exchanging information (whether publicly or privately), attending meetings, conducting discussions, or making or soliciting invitations to act in concert or in parallel; provided, that a person shall not be deemed to be Acting in Concert with any other person solely as a result of the solicitation or receipt of revocable proxies or consents from such other person in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a proxy or consent solicitation statement filed with the SEC on Schedule 14A. A person Acting in Concert with another person shall be deemed to be Acting in Concert with any third party who is also Acting in Concert with such other person. (b) “Close of business” shall mean 5:00 p.m., local time, at the principal executive offices of the Corporation on any calendar day, whether or not such day is a business day. (c) “Control” (including the terms “controlling,” “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise. (d) “Present in Person” shall mean that the Proponent or the Nominating Stockholder, as the case may be, or, if such person is not an individual, a qualified representative of such person, appear in person at such stockholders’ meeting (unless such meeting is held by means of the Internet or other electronic technology, in which case, the Proponent or the Nominating Stockholder, as the case may be, or its qualified representative, shall be present at such meeting by means of the Internet or other electronic technology). (e) “Public disclosure” or its corollary “publicly disclosed” shall mean disclosure by the Corporation in (i) a document publicly filed by the Corporation with, or furnished by the Corporation to, the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act, (ii) a press release issued by the Corporation and distributed through the Dow Jones Newswire, Business Wire, Reuters Information Service or any similar or successor news wire or press release distribution service, or (iii) another method reasonably intended by the Corporation to achieve broad-based dissemination of the information contained therein. (f) A “qualified representative” of any stockholder means a person who is a duly authorized officer, manager or partner of such stockholder (including, as applicable, a Proponent or a Nominating Stockholder (as defined above)) or has been authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy with respect to the specific matter to be considered at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction (to the reasonable satisfaction of the Presiding Officer of the meeting) of the writing

23 or electronic transmission, at the meeting of stockholders prior to the taking of action by such person on behalf of the stockholder. (g) “Stockholder Associated Person” means with respect to any Proponent or Nominating Stockholder, (i) any other beneficial owner of stock of the Corporation owned of record or beneficially by such Proponent or Nominating Stockholder, (ii) any Affiliate or Associate (within the meaning of Rule 12b-2 under the Exchange Act) of such Proponent or Nominating Stockholder or beneficial owner, (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such Proponent or Nominating Stockholder in any solicitation contemplated by the Proposal Notice or the Nominating Notice, (iv) each person who may be deemed to be a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act) with any such Proponent or Nominating Stockholder or beneficial owner (or their respective Affiliates and Associates) relating to the equity securities of the Corporation, regardless of whether such person is disclosed as a member of a “group” in a Schedule 13D or an amendment thereto filed with the SEC relating to the Corporation, and (v) any person that directly, or indirectly through one or more intermediaries, controls, is controlled by, is under common control with, or is Acting in Concert with such Proponent or Nominating Stockholder or beneficial owner or a Stockholder Associated Person of such Proponent or Nominating Stockholder or beneficial owner. ARTICLE III DIRECTORS NUMBER OF DIRECTORS. The number of directors of the Corporation shall be not less than one (1) nor more than fifteen (15). Within the foregoing limits, the number of directors shall be established from time to time by the stockholders or by resolution approved by an affirmative vote of a majority of the Entire Board at any regular or special meeting thereof. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director. TERMS OF OFFICE. Each director shall be elected to serve until the next annual meeting of stockholders and until his or her successor shall be duly elected and qualified or until his or her earlier death, resignation or removal as provided in these By-laws. Directors need not be stockholders of the Corporation. RESIGNATIONS. Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing or by electronic transmission to the Board, the Chairman of the Board, the Chief Executive Officer or the Secretary or any committee to which the Board has delegated the authority to accept resignations from any director; provided, however, that if such notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the director. Subject to Section 5(d) of Article II of these By-laws and unless otherwise specified therein, such resignation shall take effect on receipt thereof. The acceptance of a resignation shall not be necessary to make it effective. A resignation that is conditioned upon the director failing to receive a specified vote for re-election as a director may provide that it is irrevocable.

24 VACANCIES. If the office of any director becomes vacant, including due to newly-created directorships, the remaining directors in office, by a majority vote, though less than a quorum, or by a sole remaining director, may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term and until his or her successor shall be duly chosen or until his or her earlier death, resignation or removal. In the event that the resignation of any director shall specify that it shall take effect at a future date, the vacancy resulting from such resignation may be filled prospectively in the same manner as provided in this Section 4. REMOVAL. Any director or directors may be removed, with or without cause, at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote in any annual election of directors, at a special meeting of the stockholders called in accordance with the provisions of Article II, Section 8, of these By-laws expressly for that purpose, and by like vote of the stockholders the director vacancies thus created may be filled, at the special meeting held for the purpose of removal. INCREASE OR DECREASE OF MAXIMUM NUMBER OF DIRECTORS. The maximum number of directors on the Board may be increased or decreased by amendment of these By-laws approved by the affirmative vote of a majority of the Entire Board or by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote, at the annual meeting or at a special meeting expressly called for that purpose. By like vote, the size of the Board may be increased or decreased concurrently with an increase or decrease in the maximum number of directors. By further like vote, additional directors may be elected by the Board, or by the stockholders at an annual or special meeting, to fill any vacancy on the Board caused by an increase in the size of the Board to hold office until the next annual election of directors and until their successors are elected and qualify or until their earlier death, resignation or removal; provided, however, that no decrease in the maximum number of directors on the Board shall shorten the term of any incumbent director. POWERS. The business and affairs of the Corporation shall be managed by the Board, which may exercise all of the powers of the Corporation and do all such lawful acts and things except such as are by law, by the Certificate of Incorporation or by these By-laws conferred upon or reserved to the stockholders. COMMITTEES. (a) The Board may, by resolution or resolutions approved by the affirmative vote of a majority of the Entire Board, designate one or more committees, each committee to consist of three or more directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except as otherwise provided in the Certificate of Incorporation, these By-laws or the resolution of the Board designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

25 (b) Any such committee, to the extent provided in the resolution of the Board, or in these By-laws, shall have and may exercise all the powers and authority of the Board to the extent provided by Section 141(c) of the DGCL as it exists now or may hereafter be amended. MEETINGS. (a) In connection with each annual meeting of stockholders for the election of directors, the Board may, but is not required to, meet at the place of the annual meeting of the stockholders for the purpose of organization, the election of officers and the transaction of other business. Notice of such meeting need not be given. If such meeting is held at any other time or place, notice thereof must be given as hereinafter provided for special meetings of the Board, subject to the execution of a waiver of the notice thereof signed by, or the attendance at such meeting of, all directors who may not have received such notice. (b) Regular meetings of the directors may be held, without notice, within or without the State of Delaware, at such places and times as shall be determined from time to time by resolution of the Board. (c) Special meetings of the Board may be called by the Chairman of the Board, the Chief Executive Officer or the Secretary upon the written request of any two (2) directors on at least twenty-four (24) hours’ prior notice given to each director of the date, time and place or places of such meeting (except that notice to any director may be waived in writing by such director and will be deemed waived by such director by attendance of the director at such meeting). (d) Unless otherwise restricted by the Certificate of Incorporation or by these By-laws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting. QUORUM. (a) A majority of the total number of directors shall constitute a quorum for the transaction of business. If, at any meeting of the Board, there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. (b) At all meetings of the Board at which a quorum is present, the affirmative vote of a majority of the directors present at the meeting shall be the act of the Board, except as otherwise provided by applicable law, by the Certificate of Incorporation or by these By-laws. COMPENSATION. Directors shall, for their services as member of the Board or as members of committees, be entitled to receive such remuneration, in the form of cash or equity of the Corporation or other compensation, or a combination thereof, as may be fixed from time to time by resolution approved by an affirmative vote of the Entire Board, including, if so approved, reasonable annual fees and reasonable fees for attending meetings of the Board and meetings of any committee of the Board. Directors may also be reimbursed by the

26 Corporation for all reasonable expenses incurred in traveling to and from any such meetings. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefor. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting, if prior to such action the directors or committee members unanimously consent to such action in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee, as applicable. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. RULES AND REGULATIONS. The Board may adopt such rules and regulations for the conduct of its meetings and for the management of the property, affairs and business of the Corporation as it may deem necessary or appropriate, except as otherwise provided by law, by the Certificate of Incorporation or by these By-laws. ORGANIZATION. The Board shall from time to time, but in no event less frequently than annually, elect a Chairman of the Board from among the directors. Such Chairman of the Board shall be elected by resolution of the Board adopted by the affirmative vote of a majority of the Entire Board. The Chairman of the Board may be, but is not required to be, an officer or employee of the Corporation. Meetings of the Board shall be presided over by the Chairman of the Board, or such other person as the Board may determine. The Secretary of the Corporation shall act as secretary of meetings of the Board, and in his or her absence such other person as the person presiding over the meeting may appoint. ARTICLE IV OFFICERS OFFICERS. The officers of the Corporation shall include a Chief Executive Officer, a President, a Chief Financial Officer, a Treasurer, and a Secretary, all of whom shall be elected by the Board, and such other officers, including one or more Vice Presidents and Assistant Secretaries and Assistant Treasurers, as the Board may from time to time deem necessary or appropriate, each of whom shall have such titles, duties, powers and functions as may be determined from time to time by resolution of the Board and each of whom shall hold office until their successors are elected and qualified or until their earlier death, resignation or removal. None of the officers of the Corporation need be directors (except for the Chairman of the Board, if any) or stockholders. The officers of the Corporation shall be elected annually by the Board. More than one office may be held by the same person and one person may hold the offices and perform the duties of any two or more of said officers. The compensation of all officers of the Corporation shall be fixed by the Board or a duly authorized committee thereof. OTHER OFFICERS AND AGENTS. The Board may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the

27 Board. The Board may delegate to any officer or officers the power to appoint any such officer, to fix their respective terms of office, to prescribe their respective powers and duties, to remove them and to fill vacancies in any such offices. RESIGNATION. Any officer may resign at any time, unless otherwise provided in any contract with the Corporation, by giving notice in writing or by electronic transmission to the Chairman of the Board, if any, the Chief Executive Officer, the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof and the acceptance of such resignation shall not be necessary to make it effective. REMOVAL. Any officer may be removed at any time, with or without cause, by a resolution of the Board adopted by an affirmative vote of a majority of the Entire Board at any regular meeting of the Board, or at any special meeting of the Board expressly called for that purpose, at which a quorum is present. VACANCIES. If a vacancy shall occur in any office, such vacancy may be filled for the unexpired portion of the term by the Board. SURETY BONDS. In the event the Board shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board may direct, conditioned on the faithful performance of the officer’s duties to the Corporation. ARTICLE V MISCELLANEOUS CERTIFICATES OF STOCK. (a) Shares of capital stock of the Corporation may be certificated or uncertificated. Certificates of stock shall be signed by the Chairman of the Board, if one be elected, the President or a Vice President, and the Treasurer or an Assistant Treasurer, or Secretary or an Assistant Secretary, and sealed with the seal of the Corporation, and shall certify the number of shares owned by a stockholder in the Corporation. Any of or all of the signatures may be facsimiles. Certificates of stock shall be in such form as the Board may from time to time adopt and shall be countersigned and registered in such manner, if any, as the Board may prescribe. In case any officer who shall have signed, or whose facsimile signature shall have been used on any such certificate, shall cease to be such officer of the Corporation before such certificate shall have been issued by the Corporation, such certificate may nevertheless be adopted by the Corporation and be issued and delivered as though the person who signed such certificate, or whose facsimile signature shall have been used thereon, had not ceased to be such officer; and such issuance and delivery shall constitute adoption of such certificate by the Corporation.

28 (b) There shall be entered on the books of the Corporation the number of uncertificated shares (and class or series, if any) issued, each stock certificate issued and the number (and class or series, if any) of shares represented by such stock certificate, the name and address of the person to whom such certificate or uncertificated shares was issued and the date of issuance thereof. LOST, STOLEN OR DESTROYED CERTIFICATES. A new certificate of stock or uncertificated shares in place of any certificate or certificates previously issued by the Corporation may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost, stolen or destroyed, and the directors may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or his, her or its legal representatives, to give the Corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate or uncertificated shares and to provide such evidence of loss, theft or destruction as the Board may require. TRANSFER OF SHARES. The shares of stock of the Corporation shall be transferable only upon its books by the holders of record thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates, if such shares are certificated, shall be surrendered, along with such evidence of the authenticity of such transfer, authorization and other matters as the Corporation or its agents may reasonably require, to the Corporation by the delivery thereof to the person in charge of the stock and transfer books, or to such other person as the directors may designate, by whom they shall be cancelled, and new certificates or evidence of the issuance of uncertificated shares to the person entitled thereto shall thereupon be issued. Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer. REGULATIONS, TRANSFER AGENTS AND REGISTRARS. The Board may make such rules and regulations as it may deem expedient concerning the issuance and transfer of certificates for shares of the stock of the Corporation, may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature of either or both. Nothing herein shall be construed to prohibit the Corporation from acting as its own transfer agent at any of its offices. STOCKHOLDERS RECORD DATE. Except as otherwise provided in these By-laws, in order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board, by resolution of the Board adopted by the affirmative vote of a majority of the Entire Board, may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date (a) in

29 the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, unless otherwise required by applicable law, shall not be more than sixty (60) calendar days nor less than ten (10) calendar days before the date of such meeting, and (b) in the case of any other action, shall not be more than sixty (60) calendar days prior to such action. If no record date is fixed: (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business of the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and (b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting. Notwithstanding anything in this Section 5 to the contrary, a record date for determining stockholders entitled to take action by written consent shall be fixed in accordance with Section 10 of Article II of these By-laws. STOCKHOLDERS RECORD OWNERSHIP. The Corporation shall be entitled to recognize the exclusive right of a person registered as such on the books of the Corporation as the owner of shares of the Corporation’s stock to receive dividends and to vote as such owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, regardless of whether the Corporation shall have express or other notice thereof, except as otherwise provided by law. DIVIDENDS AND RESERVES. Subject to the applicable provisions of law or of the Certificate of Incorporation, the Board may, out of funds legally available therefor, at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital, or as a reserve fund to meet contingencies, or for equalizing dividends, or for the purpose of repairing, maintaining or increasing the property or business of the Corporation or for such other purposes as the directors shall deem conducive to the interests of the Corporation. The Board may, in its discretion, modify or abolish any such reserve at any time. SEAL. The corporate seal of the Corporation shall be in such form as shall be determined by resolution of the Board. Said seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced, engraved, printed or otherwise represented upon the subject document or paper. FISCAL YEAR. The fiscal year of the Corporation shall be determined by resolution of the Board. EXECUTION OF INSTRUMENTS. All agreements, deeds, contracts, proxies, covenants, bonds, checks, drafts or other orders for the payment of money, bills of exchange, notes, acceptances and endorsements, and all evidences of indebtedness and other documents, instruments or writings of any nature whatsoever, issued in the name of the Corporation, shall be signed by such officers, agents or employees of the Corporation, or by any one of them, and in such manner, as from time to time may be determined, either generally or in

30 specific instances, by the Board or by such officer or officers to whom the Board may delegate the power to so determine. STOCK OF OTHER CORPORATIONS. Subject to such limitations as the Board may from time to time prescribe, any officer of the Corporation shall have full power and authority on behalf of the Corporation to attend, to act and vote at, and to waive notice of, any meeting of stockholders of any corporations, shares of stock of which are owned by or stand in the name of the Corporation, and to execute and deliver proxies and actions in writing for the voting of any such shares, and at any such meeting or by action in writing may exercise on behalf of the Corporation any and all rights and powers incident to the ownership of such shares. NOTICE AND WAIVER OF NOTICE. (a) Whenever any notice is required by these By-laws to be given, personal notice is not meant unless expressly so stated, and any notice requirement shall be deemed satisfied when given either by personal notice, by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his, her or its address as it appears on the records of the Corporation (such notice shall be deemed to have been given on the day of such mailing), by electronic transmission (in a manner consistent with the DGCL) or by any other manner permitted by applicable law. (b) Stockholders not entitled to vote at a meeting of stockholders shall not be entitled to receive notice of such meeting except as otherwise required by applicable law. (c) Whenever any notice whatever is required to be given under the provisions of any applicable law, or under the provisions of the Certificate of Incorporation or these By-laws, a waiver thereof in writing or by electronic transmission, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. (d) Attendance of a person at a meeting, whether of stockholders (in person or by proxy) or of directors or of any committee of the Board, shall constitute a waiver of notice of such meeting, except when such person attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not legally called or convened. BOOKS, ACCOUNTS AND OTHER RECORDS. Except as otherwise provided by law, the books, accounts and other records of the Corporation shall be kept at such place or places (within or without the state of Delaware) as the Board, the Chairman or the Chief Executive Officer may, from time to time, designate. SUBJECT TO LAW AND THE CERTIFICATE OF INCORPORATION. All powers, duties and responsibilities provided for in these By-Laws, whether or not explicitly so qualified, are qualified by the provisions of the Certificate of Incorporation and applicable laws. SEVERABILITY. If any provision of these By-laws is determined to be illegal or unenforceable as such, such illegality or unenforceability shall not affect any other provision of these By-laws and such other provisions shall continue in full force and effect.

31 ARTICLE VI INDEMNIFICATION INDEMNIFICATION FOR PROCEEDINGS OTHER THAN BY OR IN THE RIGHT OF THE CORPORATION. Subject to the other provisions of this Article VI and the Certificate of Incorporation, any person (and the spouses, heirs, executors, administrators and estate of such person) who was or is made a party or is threatened to be made a party to or is otherwise involved in any Proceeding (as defined in Section 19 of this Article VI), other than an action by or in the right of the Corporation, by reason of the fact that such person, or another person of whom such person is the legal representative, is or was serving in an Official Capacity (as defined in Section 19 of this Article VI) for the Corporation, or, while serving in an Official Capacity for the Corporation, is or was serving, at the request of, for the convenience of, or to represent the interests of, the Corporation, in an Official Capacity for another corporation, limited liability company, partnership, joint venture, trust, association, or other entity or enterprise, whether for profit or not-for profit, including any subsidiaries of the Corporation, and any employee benefit plans maintained or sponsored by the Corporation (an “Other Enterprise”), whether the basis of such Proceeding is an alleged action in an Official Capacity or in any other capacity while serving in an Official Capacity, or is an employee of the Corporation specifically designated by the Board as an indemnified employee (hereinafter, each of the foregoing persons, a “Covered Person”), shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL (as the same exists or may hereafter be amended, but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against any and all Expenses (as defined in Section 19 of this Article VI) actually and reasonably incurred or suffered by such person in connection with such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful. INDEMNIFICATION FOR PROCEEDINGS BY OR IN THE RIGHT OF THE CORPORATION. Subject to the other provisions of this Article VI and the Certificate of Incorporation, the Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL (as the same exists now or as it may be hereinafter amended, but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any Covered Person who was or is a party or is threatened to be made a party to, or otherwise becomes involved in, a Proceeding by or in the right of the Corporation against Expenses actually and reasonably incurred by such person in connection with the defense or settlement of such Proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; provided that no indemnification shall be made in respect of any claim, issue or matter as to which such person, or another person of whom such person is the legal representative, shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such Expenses which the court shall deem proper.

32 INDEMNIFICATION FOR EXPENSES OF SUCCESSFUL PARTY. Notwithstanding the other provisions of this Article VI, to the extent that a Covered Person has been successful on the merits or otherwise in defense of any Proceeding described in Section 1 or Section 2 of this Article VI, or in defense of any claim, issue or matter therein, such person shall be indemnified against Expenses (as defined in Section 19 of this Article VI) actually and reasonably incurred by such person in connection therewith, notwithstanding an earlier determination by the Corporation (including by its directors, stockholders or any Independent Counsel (as defined in Section 19 of this Article VI)) that the Covered Person is not entitled to indemnification under applicable law. For purposes of these By-laws, the term “successful on the merits or otherwise” shall include, but not be limited to, (i) any termination, withdrawal, or dismissal (with or without prejudice) of any Proceeding against the Covered Person without any express finding of liability or guilt against the Covered Person, (ii) the expiration of one-hundred twenty (120) calendar days after the making of any claim or threat of a Proceeding without the institution of the same and without any promise or payment made to induce a settlement, and (iii) the settlement of any Proceeding pursuant to which the Covered Person is required to pay less than $100,000. INDEMNIFICATION OF OTHERS. Subject to the other provisions of this Article VI, the Corporation shall have the power to indemnify its employees and its agents to the extent not prohibited by the DGCL or other applicable law. Subject to applicable law, the Board shall have the power to delegate the determination of whether employees or agents shall be indemnified to such person or persons as the Board determines. RIGHT TO ADVANCEMENT. Expenses incurred by a Covered Person in defending a Proceeding shall be paid by the Corporation in advance of the final disposition of such Proceeding. Such advances shall be paid by the Corporation within ten (10) business days after the receipt by the Corporation of a statement or statements from the Covered Person requesting such advance or advances from time to time together with a reasonable accounting of such Expenses; provided, however, that, if the DGCL so requires, the payment of such Expenses incurred by a Covered Person in his or her capacity as a director, officer, employee or representative in advance of the final disposition of a Proceeding, shall be made only upon delivery to the Corporation of an undertaking in writing, by or on behalf of such Covered Person, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal (a “final disposition”) that such Covered Person is not entitled to be indemnified under this Article VI or otherwise. The Covered Person’s undertaking to repay the Corporation any amounts advanced for Expenses shall not be required to be secured and shall not bear interest. (a) Except as otherwise provided in the DGCL or this Section 5, the Corporation shall not impose on the Covered Person additional conditions to the advancement of Expenses or require from the Covered Person additional undertakings regarding repayment. Advancements of Expenses shall be made without regard to the Covered Person’s ability to repay the Expenses. (b) Advancements of Expenses pursuant to this Section 5 shall not require approval of the Board or the stockholders of the Corporation, or of any other person or body. The Secretary shall promptly advise the Board in writing of the request for advancement of Expenses,

33 of the amount and other details of the request and of the undertaking to make repayment provided pursuant to this Section 5. (c) Advancements of Expenses to a Covered Person shall include any and all reasonable expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Corporation to support the advancements claimed. (d) The right to advancement of Expenses shall not apply to (i) any Proceeding against a Covered Person brought by the Corporation and approved by resolution adopted by the affirmative vote of a majority of the Entire Board which alleges willful misappropriation of corporate assets by such agent, wrongful disclosure of confidential information, or any other willful and deliberate breach in bad faith of such agent’s duty to the Corporation or its stockholders, or (ii) any claim for which indemnification is excluded pursuant to these By-laws. LIMITATIONS ON INDEMNIFICATION. Except as otherwise required by the DGCL or the Certificate of Incorporation, notwithstanding anything in these By- laws to the contrary, the Corporation shall not be obligated to indemnify any person pursuant to this Article VI in connection with any Proceeding (or any part of any Proceeding): (a) for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid; (b) for an accounting or disgorgement of profits pursuant to Section 16(b) of the Exchange Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements); (c) for any reimbursement of the Corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the Corporation, as required in each case under the Exchange Act, including any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) or the rules of any national securities exchange upon which the Corporation’s securities are listed, if such person is held liable therefor (including pursuant to any settlement arrangements); (d) for any reimbursement of the Corporation by such person of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes- Oxley Act, if such person is held liable therefor (including pursuant to any settlement arrangements); (e) related to any potential or actual violations of Section 13(d) of the Exchange Act or the rules and regulations thereof; (f) initiated by such person against the Corporation or its directors, officers, employees, agents or other Covered Persons, unless (i) the Board, by resolution thereof adopted by the affirmative vote of a majority of the Entire Board, authorized the Proceeding (or the relevant part of the Proceeding) prior to its initiation, (ii) the Corporation provides the indemnification, in

34 its sole discretion, pursuant to the powers vested in the Corporation under applicable law, (iii) otherwise made under Section 5 of this Article VI, or (iv) otherwise required by applicable law; or (g) if prohibited by the DGCL or other applicable law. Notwithstanding any other provision of this Article VI, no indemnification shall be provided hereunder to any such person if a final adjudication adverse to the director or officer of the Corporation, and from which there is no further right to appeal, establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, (ii) he or she received an Improper Personal Benefit (as defined below), or (iii) with respect to any criminal action or proceeding, including, but not limited to, any violations of the U.S. federal securities laws, he or she had reasonable cause to believe his or her conduct was unlawful. “Improper Personal Benefit” shall mean a person’s receipt of a personal gain in fact by reason of a person’s Official Capacity of a financial profit, monies or other advantage not also accruing to the benefit of the Corporation or to the stockholders generally and which is unrelated to his or her usual compensation by the Corporation for serving as a director or officer, including, but not limited to, (1) in exchange for the exercise of influence over the Corporation’s affairs, (2) as a result of the diversion of a corporate opportunity, or (3) pursuant to the use or communication of confidential or inside information relating to the Corporation or its business or affairs for the purpose of generating a profit from trading in the Corporation’s securities or providing a benefit to a third party, including, without the express consent of the Board, assisting a third party who is seeking to change the composition of the Board, management of the Corporation or the policies or strategic direction of the Corporation. PROCEDURE FOR INDEMNIFICATION; DETERMINATION. (a) To obtain indemnification under this Article VI, a Covered Person shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the Covered Person and is reasonably necessary to determine whether and to what extent the Covered Person is entitled to indemnification. (b) Upon written request by a Covered Person for indemnification, a determination (the “Determination”), if required by applicable law, with respect to the Covered Person’s entitlement thereto shall be made as follows: (i) by the Board by majority vote of a quorum consisting of Disinterested Directors (as defined in this Article VI, Section 19), (ii) if such a quorum of Disinterested Directors cannot be obtained, by majority vote of a committee duly designated by the Board (all directors, whether or not Disinterested Directors, may participate in such designation) consisting solely of two or more Disinterested Directors, (iii) if such a committee cannot be designated, by any Independent Counsel (as defined in this Article VI, Section 19) selected by the Board, as prescribed in clause (i) above or by the committee of the Board prescribed in clause (ii) above, in a written opinion to the Board, a copy of which shall be delivered to the Covered Person; or if a quorum of the Board cannot be obtained for clause (i) above and the committee cannot be designated under clause (ii) above, selected by a majority vote of the Board (in which directors who are parties may participate); or (iv) if such Independent Counsel determination cannot be obtained, by a majority vote of a quorum of stockholders consisting of

35 stockholders who are not parties to such Proceeding, or if no such quorum is obtainable, by a majority vote of stockholders who are not parties to the Proceeding. (c) If, in regard to any Expenses (i) the Covered Person shall be entitled to indemnification pursuant to Article VI, Section 3, (ii) no determination with respect to the Covered Person’s entitlement is legally required as a condition to indemnification of the Covered Person hereunder, or (iii) the Covered Person has been determined pursuant to Article VI, Section 7(b) to be entitled to indemnification hereunder, then payments of the Expenses shall be made as soon as practicable but in any event no later than thirty (30) calendar days after the later of (A) the date on which written demand is presented to the Corporation pursuant to Article VI, Section 7(a) or (B) the earliest date on which the applicable criterion specified in clause (i), (ii) or (iii) of this Section 7(c) is satisfied. (d) If (i) the Corporation (including by its Disinterested Directors, Independent Counsel or stockholders) determines that the Covered Person is not entitled to be indemnified in whole or in part under applicable law, (y) any amount of Expenses is not paid in full by the Corporation according to Article VI, Section 7(c) after the Determination is made pursuant to Article VI, Section 7(b) that the Indemnitee is entitled to be indemnified, or (z) any amount of any requested advancement of Expenses is not paid in full by the Corporation according to Article VI, Section 5 above after a request and an undertaking pursuant to Article VI, Section 5 above have been received by the Corporation, in each case, the Covered Person shall have the right to commence litigation in any court of competent jurisdiction, either challenging any such Determination, which shall not be binding, or any aspect thereof (including the legal or factual bases therefor), seeking to recover the unpaid amount of Expenses and otherwise to enforce the Corporation’s obligations under these By-laws and, if successful in whole or in part, the Covered Person shall be entitled to be paid also any and all Expenses incurred in connection with prosecuting such claim. In any such suit, the Corporation shall, to the fullest extent not prohibited by law, have the burden of proof and the burden of persuasion, to establish by clear and convincing evidence, that the Covered Person is not entitled to either (i) the requested indemnification or, (ii) except where the required undertaking, if any, has not been tendered to the Corporation, the requested advancement of Expenses. If the Covered Person commences legal proceedings in a court of competent jurisdiction to secure a determination that the Covered Person should be indemnified under applicable law, any such judicial proceeding shall be conducted in all respects as a de novo trial, on the merits, the Covered Person shall continue to be entitled to receive Expense advancements, and the Covered Person shall not be required to reimburse the Corporation for any Expenses advanced, unless and until a final judicial determination is made (as to which all rights of appeal therefrom have been exhausted or lapsed) that the Covered Person is not entitled to be so indemnified under applicable law. Neither the failure of the Corporation (including its Disinterested Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the Covered Person is proper in the circumstances because he or she has met the applicable standard of conduct set forth under the DGCL or other applicable law, nor an actual determination by the Corporation (including its Disinterested Directors, Independent Counsel or stockholders) that the Covered Person has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Covered Person has not met the applicable standard of conduct.

36 (e) The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful. (f) Notwithstanding anything contained herein to the contrary, if a Determination shall have been made pursuant to Article VI, Section 7(b) above that the Covered Person is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Article VI, Section 7(d) above. (g) The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Article VI, Section 7(d) above that the procedures and presumptions of these By-laws are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of these By-laws. PROCEDURES FOR THE DETERMINATION OF WHETHER STANDARDS HAVE BEEN SATISFIED. (a) All costs incurred by the Corporation in making the Determination shall be borne solely by the Corporation, including, but not limited to, the costs of legal counsel, proxy solicitations and judicial determinations. The Corporation shall also be solely responsible for paying all costs incurred by it in defending any suits or Proceedings challenging payments by the Corporation to a Covered Person under these By-laws. (b) The Corporation shall use its best efforts to make the Determination contemplated by this Article VI, Section 7(b) hereof as promptly as is reasonably practicable under the circumstances. NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the advancement of Expenses incurred in defending a Proceeding in advance of its final disposition conferred in this Article VI shall not be deemed exclusive of any other rights to which any Covered Person seeking indemnification or advancement of Expenses may be entitled to under any law (common law or statutory law), provision of the Certificate of Incorporation, by-law, agreement, insurance policy, vote of stockholders or Disinterested Directors or otherwise, both as to action in such person’s Official Capacity and as to action in another capacity while holding such office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of the spouses, heirs, executors and administrators of such a person. The Corporation is specifically authorized to enter into an agreement with any of its directors, officers, employees or agents providing for indemnification and advancement of Expenses that may change, enhance, qualify or limit any right to indemnification or the advancement of Expenses provided by this Article VI, to the fullest extent not prohibited by the DGCL or other applicable law. CONTINUATION OF RIGHTS. The rights of indemnification and advancement of Expenses provided in this Article VI shall continue as to any person who has

37 ceased to serve in an Official Capacity and shall inure to the benefit of his or her spouses, heirs, executors, administrators and estates. CONTRACT RIGHTS. Without the necessity of entering into an express contract with any Covered Person, the obligations of the Corporation to indemnify a Covered Person under this Article VI, including the duty to advance Expenses, shall be considered a contract right between the Corporation and such individual and shall be effective to the same extent and as if provided for in a contract between the Corporation and the Covered Person. Such contract right shall be deemed to vest at the commencement of such Covered Person’s service to or at the request of the Corporation, and no amendment, modification or repeal of this Article VI shall affect, to the detriment of the Covered Person and such Covered Person’s heirs, executors, administrators and estate, such obligations of the Corporation in connection with a claim based on any act or failure to act occurring before such modification or repeal. SUBROGATION. In the event of payment of indemnification to a Covered Person, the Corporation shall be subrogated to the extent of such payment to any right of recovery such person may have and such person, as a condition of receiving indemnification from the Corporation, shall execute all documents and do all things that the Corporation may deem necessary or desirable to perfect such right of recovery, including the execution of such documents necessary to enable the Corporation effectively to enforce any such recovery. NO DUPLICATION OF PAYMENTS. The Corporation shall not be liable under this Article VI to make any payment in connection with any claim made against a Covered Person to the extent such person has otherwise received payment (under any insurance policy, by-law, agreement or otherwise) of the amounts otherwise payable as indemnity hereunder. INSURANCE AND FUNDING. (a) The Corporation shall purchase and maintain insurance, at its expense, to protect itself and any person against any liability or expense asserted against or incurred by such person in connection with any Proceeding, to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article VI or the DGCL or otherwise; provided that such insurance is available on acceptable terms, which determination shall be made by resolution of the Board adopted by the affirmative vote of a majority of the Entire Board. The Corporation may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to insure the payment of such sums as may become necessary to effect the indemnification provided herein. (b) Any full or partial payment by an insurance company under any insurance policy covering any Covered Person indemnified above made to or on behalf of a Covered Person under this Article VI shall relieve the Corporation of its liability for indemnification provided for under this Article VI or otherwise to the extent of such payment. (c) In the absence of fraud, (i) the decision of the Board as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this Section 14 and the choice of the person to provide the insurance or other financial arrangement is

38 conclusive, and (ii) the insurance or other financial arrangement does not subject any director approving it to personal liability for his or her action in approving the insurance or other financial arrangement; even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement. SEVERABILITY. If this Article VI or any word, clause, provision or other portion hereof or any award made hereunder shall for any reason be determined to be invalid on any ground by any court of competent jurisdiction, the provisions hereof shall not otherwise be affected thereby but shall remain in full force and effect, and the Corporation shall nevertheless indemnify and hold harmless each Covered Person indemnified pursuant to this Article VI as to all Expenses with respect to any Proceeding to the fullest extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law. NO IMPUTATION. The knowledge and/or actions, or failure to act, of any officer, director, employee or representative of the Corporation, an Other Enterprise or any other person shall not be imputed to a Covered Person for purposes of determining the right to indemnification under this Article VI. RELIANCE. Persons who after the date of the adoption of this Article VI or any amendment thereto serve or continue to serve the Corporation in an Official Capacity or who, while serving in an Official Capacity, serve or continue to serve in an Official Capacity for an Other Enterprise, shall be conclusively presumed to have relied on the rights to indemnification and advancement of Expenses contained in this Article VI. NOTICES. Any notice, request or other communication required or permitted to be given to the Corporation under this Article VI shall be in writing and either delivered in person or sent by U.S. mail, overnight courier or by e-mail or other electronic transmission, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary. CERTAIN DEFINITIONS. (a) The term “Corporation” shall include, in addition to Denny’s Corporation and, in the event of a consolidation or merger involving the Corporation, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of an Other Enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. (b) The term “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the Covered Person.

39 (c) The term “Expenses” shall be mean all direct and indirect losses, liabilities, damages, expenses, including fees and expenses of attorneys, fees and expenses of accountants, court costs, transcript costs, fees and expenses of experts, witness fees and expenses, travel expenses, printing and binding costs, telephone charges, delivery service fees, the premium, security for, and other costs relating to any bond (including cost bonds, appraisal bonds, or their equivalents), judgments, fines, penalties (whether civil, criminal or other), ERISA excise taxes assessed on a person with respect to an employee benefit plan, and amounts paid or payable in connection with any judgment, award or settlement, including any interest, assessments, any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any indemnification or expense advancement payments, and all other disbursements or expenses incurred in connection with (i) the investigation, preparation, prosecution, defense, mediation, arbitration, appeal or settlement of a Proceeding, (ii) serving as an actual or prospective witness, or preparing to be a witness in a Proceeding, or other participation in, or other preparation for, any Proceeding, or otherwise being asked to participate in or respond to any discovery related to a Proceeding, (iii) any compulsory interviews or depositions related to a Proceeding, (iv) any non- compulsory interviews or depositions related to a Proceeding, subject to the person receiving advance written approval by the Corporation to participate in such interviews or depositions, and (v) responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses shall also include any federal, state, local and foreign taxes imposed on such person as a result of the actual or deemed receipt of any payments under this Article VI. (d) The term “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporate law and neither currently is, nor in the five (5) years previous to its selection has been, retained to represent (i) the Corporation or the Covered Person in any matter material to either such party (other than with respect to matters concerning the Covered Person under this Article VI) or other indemnitees concerning similar indemnification arrangements or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or the Covered Person in an action to determine the Covered Person’s rights under this Article VI. (e) The term “not opposed to the best interest of the Corporation,” when used in the context of a Covered Person’s service with respect to employee benefit plans maintained or sponsored by the Corporation, describes the actions of a person who acts in good faith and in a manner he or she reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan. (f) The term “Official Capacity” shall mean (i) service as a director or officer of the Corporation or (ii) while serving as a director or officer of the Corporation, service, at the request of the Corporation, as an officer, director, manager, member, partner, tax matters partner, employee, agent, fiduciary, trustee or other representative of the Corporation or an Other Enterprise. (g) The term “Proceeding” shall mean any threatened, pending or completed action, suit, investigation (including any internal investigation), inquiry, hearing, mediation,

40 arbitration, other alternative dispute mechanism or any other proceeding, whether civil, criminal, administrative, regulatory, arbitrative, legislative, investigative or otherwise and whether formal or informal, or any appeal of any kind therefrom, including an action initiated by a Covered Person to enforce a Covered Person’s rights to indemnification or advancement of Expenses under these By-laws, and whether instituted by or in the right of the Corporation, a governmental agency, the Board, any authorized committee thereof, a class of its security holders or any other party, and whether made pursuant to federal, state or other law, or any inquiry, hearing or investigation (including any internal investigation), whether formal or informal, whether instituted by or in the right of the Corporation, a governmental agency, the Board, any committee thereof, a class of its security holders, or any other party that the Covered Person believes might lead to the institution of any such proceeding. (h) The term “serving at the request of the Corporation” shall include any service by an officer or director of the Corporation to the Corporation or an Other Enterprise, including any service as an officer, director, manager, member, partner, tax matters partner, employee, agent, fiduciary, trustee or other representative of the Corporation or an Other Enterprise, including service relating to an employee benefit plan and its participants or beneficiaries, at the request of, for the convenience of, or to represent the interests of, the Corporation or any subsidiary of the Corporation. For the purposes of these By-laws, a director’s or officer’s service to the Corporation or an Other Enterprise shall be presumed to be “serving at the request of the Corporation,” unless it is conclusively determined to the contrary by a majority vote of the directors of the Corporation, excluding, if applicable, such director. With respect to such determination, it shall not be necessary for the Covered Person to show any actual or prior request by the Corporation or its Board for such service to the Corporation or such Other Enterprise. INTENT OF ARTICLE. The intent of this Article VI is to provide for indemnification to the fullest extent permitted by the applicable laws of the State of Delaware. To the extent that such applicable laws may be amended or supplemented from time to time, this Article VI shall be amended automatically and construed so as to permit indemnification to the fullest extent from time to time permitted by applicable law. Neither an amendment nor repeal of this Article VI, nor the adoption of any provision of these By-laws inconsistent with this Article VI, shall eliminate or reduce the effect of this Article VI in respect of any matter occurring, or action or proceeding accruing or arising or that, but for this Article VI, would accrue or arise, prior to such amendment repeal or adoption of any inconsistent provision. ARTICLE VII AMENDMENTS AMENDMENTS BY STOCKHOLDERS. Except as otherwise provided in the Certificate of Incorporation, the DGCL or other applicable law or regulation, these By-laws may be altered, amended or repealed by the stockholders of the Corporation at any annual meeting of the stockholders or at any special meeting thereof called in accordance with these By-laws by the affirmative vote of the holders of shares constituting a majority of the voting power of all of the then outstanding shares of capital stock generally entitled to vote thereat in the election of directors if, in addition to any other notice or requirements contained herein or pursuant to the

41 DGCL, the Exchange Act and other applicable law or regulation, notice of such alteration, amendment or repeal is contained in or accompanies the notice or waiver of notice of such meeting of stockholders, which notice shall also include or be accompanied by the text of any resolution calling for any such alteration, amendment or repeal. AMENDMENTS BY THE BOARD. Except as otherwise provided in the Certificate of Incorporation, the DGCL or other applicable law or regulation, these By-laws may be amended, altered or repealed by the Board, by resolution adopted by the affirmative vote of a majority of the Entire Board at any regular or special meeting of the Board, if, in addition to any other notice or requirements contained herein or pursuant to the DGCL, the Exchange Act, and other applicable law or regulation, notice of such alteration, amendment or repeal is contained in or accompanies the notice or waiver of notice of such meeting, which notice shall also include or be accompanied by the text of any resolution calling for any such alteration, amendment or repeal.; provided, however, that no By-law provision validly adopted or amended by action of the stockholders may be repealed or amended by the Board, and no By-law provision repealed by action of the stockholders may be added subsequent to the date of such repeal by the Board, such actions with respect to such By-law provisions being reserved to the stockholders. ARTICLE VIII FORUM As authorized by Section 115 of the General Corporation Law of the State of Delaware, unless the Board, acting on behalf of the Corporation, consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any and all internal corporate claims, including, but not limited to, (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any stockholder, director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine.